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NUMBER                                                                   SHARES
BP 1          INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
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                           --------------------------
                           SUPERIOR SUPPLEMENTS, INC.
                           --------------------------

                    TOTAL AUTHORIZED ISSUE 35,000,000 SHARES   See Reverse for
                                                             Certain Definitions

25,000,000 SHARES PAR VALUE $.0001 EACH  10,000,000 SHARES PAR VALUE $.0001 EACH
     COMMON STOCK                            BLANK CHECK PREFERRED STOCK


                            SERIES A PREFERRED STOCK
                     5,000,000 SHARES PAR VALUE $.0001 EACH

This is to Certify that ______________________________________ is the owner of

________________________________________________________________________________
      FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A PREFERRED STOCK OF
                           SUPERIOR SUPPLEMENTS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the Signatures of its duly authorized officers.

Dated

__________________________________      ________________________________________
                         SECRETARY                                    PRESIDENT

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                     (C) 1967 CORPEX BANKNOTE CO., NEW YORK